SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): July 22, 2005



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



      Utah                              0-9341                  87-0345941
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(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation)                                            Identification No.)



         5300 South 360 West,  Salt Lake City, Utah                84123
         ------------------------------------------             ----------
         (Address of principal executive offices)               (Zip Code)



         Registrant's Telephone Number, Including Area Code:   (801) 264-1060
                                                               --------------





                                 Does Not Apply
          (Former name or former address, if changed since last report)

                                       -1-

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ITEM 8. Other Events

Acquisition of Memorial Insurance Company of America.

     On July 22, 2005, Security National Financial Corporation (the "Company") entered into a letter of intent with Memorial Insurance Company of America ("Memorial Insurance Company"), an Arkansas domiciled insurance company, to purchase all of the outstanding shares of common stock of Memorial Insurance Company. Under the terms of the letter of intent, the stockholders of Memorial Insurance Company are to receive $13,500,000 in consideration for all of the outstanding common shares of Memorial Insurance Company, with each stockholder to receive a prorata share of the total amount of the purchase consideration. The stockholders are to receive a total $13,500,000 for their shares by means of capital distribution, stock purchase, stock buyback, or similar transactions, with the Company simultaneously contributing sufficient capital and surplus to Memorial Insurance Company to maintain its status as an admitted insurer in good standing in the state of Arkansas.

     As of December 31, 2004, Memorial Insurance Company had 100,170 policies in force and 50 agents. For the year ended December 31, 2004, Memorial Insurance Company had revenues of $5,219,000 and net income of $2,267,000. As of December 31, 2004, the statutory assets and the capital and surplus of Memorial Insurance Company were $45,065,000 and $13,411,000, respectfully.

     Contemporaneously with the completion of the transaction with the stockholders of Memorial Insurance Company, the letter of intent requires Memorial Insurance Company to coinsure substantially all of its business to the Company. The coinsurance agreement is required to have terms standard in the industry for such agreements, and is to include a tri-party collateral provision regarding the assets funding the reserves. The parties to the coinsurance agreement are to consist of the Company, Memorial Insurance Company and the Arkansas Insurance Department. Any future insurance business by Memorial Insurance Company will be covered by this coinsurance agreement.

     Additionally, Memorial Insurance Company agrees in the letter of intent to make its marketing sales personnel available to the Company for hire. Moreover, the Company agrees to maintain the corporate offices of Memorial Insurance Company at its current location. The Company anticipates completing the transaction no later than October 30, 2005.

     The obligations of the Company and Memorial Insurance Company to complete the transaction are contingent upon satisfaction of the following conditions:



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o    A complete and satisfactory review by the Company of the books, records and business of Memorial Insurance Company, with such review to be completed by August 12, 2005.

o Execution and delivery of a definitive agreement between the Company and Memorial Insurance Company;

o Approval and adoption of the letter of intent by the Board of Directors of the Company and Memorial Insurance Company;

o    Approval  of  the   transaction  by  any  regulatory   authorities   having
     jurisdiction over the Company and Memorial Insurance Company, including the insurance departments of the states of Arkansas and Utah;

ITEM 9.01.  Financial Statements and Exhibits

         (c)  Exhibits

          10.1 Letter of Intent between Security National Financial Corporation and Memorial Insurance Company of America.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     SECURITY NATIONAL FINANCIAL CORPORATION
                                 (Registrant)



Date: August 10, 2005             By: /s/ Scott M. Quist
                                          --------------
                                          Scott M. Quist
                                          President and Chief Operating Officer